UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Pursuant to Rule 14a-12
THE YANKEE CANDLE COMPANY, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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THE FOLLOWING Q&A IS FOR THE USE OF YANKEE CANDLE LEADERSHIP TEAM MEMBERS FOR VERBAL COMMUNICATIONS TO EMPLOYEES IN CONNECTION WITH THE PROPOSED MERGER. IT IS NOT FOR DISTRIBUTION.

Q:	Is this transaction done? Do we now have new owners?

A:	No, the transaction is not yet done. We have entered into an agreement today with Madison Dearborn Capital Partners (“MDP”), a leading private equity investment firm, and all details of the transaction are agreed to. But the deal cannot close until certain filings are made and the transaction is approved by our shareholders. So for the moment, until the closing, we remain a public company.

Q:	What does this mean for us in terms of day to day operations? Will the corporate office move? Will we be laying off staff? What will happen to management?

A:	This announcement today has no impact on any of our day to day jobs or responsibilities. It will not affect stores, supply chain operations, corporate staff, employee pay and benefits, or any other day to day matters. Throughout this diligence process we have shared our short and long term plans with MDP in detail and based upon our discussions with them there are no anticipated changes to those plans. MDP is depending upon our existing management and employees to continue to run this business. They will obviously be involved, providing strategic guidance, support and benchmarking from their other portfolio companies. And they will hold us all accountable for our performance and for delivering against our plans, just as Wall Street and our Board of Directors does today.

Q:	What is MDP like? What other companies have they held in their portfolio?

A:	MDP is one of the largest and most experienced private equity investment firms in the United States. MDP has approximately $14 billion of equity capital under management, and focuses on investments across a broad spectrum of industries, including basic industries, communications, consumer, financial services, and health care. Their past and current retail/consumer investments include companies such as Cinemark, Cornerstone Brands, Family Christian Stores and Ruth’s Chris Steak House. MDP also has investments in the Financial Services, Health Care, Communications and Basic Industries area, including such companies as Boise Cascade, Nextel Communications and PayPal.

Q;	Will our Board of Directors Change?

A:	Yes. Our current Board of Directors will no longer exist after the transaction closes. We will still have a Board of Directors but it will be chosen by MDP. Typically, the MDP Board would consist of several members of the MDP team, one or two members of YCC’s executive management team and one or two other people. It is very likely that Craig Rydin will be a member of the newly formed Board.

Q:	What would happen to my stock options or shares in a going private transaction?

A:	In the event the transaction goes forward as planned, we will provide you with the more tactical answer to this question at a time closer to the closing date. If you hold equity currently, however, you probably have already discussed this with the SVP of your area. In brief, stock options and restricted stock would be accelerated. Performance shares from the 2004-2006 block would be paid at 60%, performance shares from the 2005-2007 block would be paid at 66.67% and performance shares from the 2006-2008 block would be paid at 33.33%. At closing, all option holders will receive an amount equal to $34.75 times the number of options you hold, minus the aggregate option exercise price. All restricted shares and performance shares issued to you under the formula outlined above will be paid out at $34.75 per share. All payments are subject to applicable withholding taxes.

Q:	What is the actual process that happens next and how long will it take?

A:	There are a number of procedural items that must happen between now and a potential closing of the transaction and there are some customary and minimal closing conditions in the Merger Agreement. For example, we need to get antitrust clearance, which we do not expect to be a problem. But the primary condition is that the transaction must be approved by our shareholders. To do this we must prepare a Proxy Statement detailing the transaction and submit that to the SEC for review and approval. We will then mail the Proxy to all shareholders just like we do with our Annual Meeting. A meeting will be scheduled and shareholders may vote via proxy. A majority vote is required. Assuming the deal is approved, it would close shortly thereafter. This will not take any less than 90 days and may take longer.

Q:	Am I “blacked out” from doing anything with my existing Yankee stock or options?

A:	Right now, the entire company is subject to the regular quarterly black-out period which expires as of the close of business on Friday. More detail on this will follow.

Q:	Will this impact our budgets, forecasts, cap ex spending, etc.?

A:	No. Our plan for the year remains our plan and we need to continue to drive to execute against it and deliver the results. With respect to 2007, our strategic plan and budget process will continue forward as planned.

CAUTIONARY STATEMENTS RELEVANT TO FORWARD-LOOKING
INFORMATION FOR THE PURPOSE OF “SAFE HARBOR” PROVISIONS OF THE
PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995
      Except for the historical and factual information contained herein, this filing contains certain information constituting “forward-looking statements” for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. Forward-looking statements include but are not limited to the statements contained herein with respect to the proposed transaction, its expected time of consummation, any impact of the proposed transaction on the financial and operating results of The Yankee Candle Company, Inc. (“Yankee” or the “Company”), and any other statements concerning the Company’s or management’s plans, objectives, goals, strategies, expectations, estimates, beliefs or projections, or any other statements concerning future performance or events. Actual results could differ materially from those indicated by these forward-looking statements as a result of various risks and uncertainties, including but not limited to the following: the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; risks associated with uncertainty as to whether the transaction will be completed on the terms described herein; costs and potential litigation associated with the transaction; the failure to obtain stockholder approval or the failure to satisfy other conditions to the completion of the merger, including the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976; the failure to obtain the necessary financing arrangements set forth in commitment letters received in connection with the merger; risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the merger; the ability to recognize the benefits of the merger; the amount of the costs, fees, expenses and charges related to the merger; and the actual terms of certain financings that will be obtained for the merger, and other factors described or contained in the Company’s most recent Quarterly Report on Form 10-Q or Annual Report on Form 10-K on file with the Securities and Exchange Commission. Any forward-looking statements represent our views only as of today and should not be relied upon as representing our views as of any subsequent date. While we may elect to update certain forward-looking statements at some point in the future, we specifically disclaim any obligation to do so even if experience or future events may cause the views contained in any forward-looking statements to change.
ADDITIONAL INFORMATION AND WHERE TO FIND IT
      In connection with the proposed merger, The Yankee Candle Company, Inc. will file a proxy statement with the Securities and Exchange Commission. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER AND THE PARTIES THERETO. Investors and security holders may obtain a free copy of the proxy statement (when available) and other documents filed by The Yankee Candle Company, Inc. at the Securities and Exchange Commission’s web site at http://www.sec.gov. The proxy statement and such other documents may also be obtained for free from Yankee by directing such requests to:
The Yankee Candle Company, Inc.
16 Yankee Candle Way
South Deerfield, MA 01373
Attn: Chief Financial Officer
INTEREST OF CERTAIN PERSONS IN THE MERGER
      Yankee and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed merger. Information concerning the interests of Yankee’s participants in the solicitation, which may be different than those of Yankee stockholders generally, is set forth in Yankee’s proxy statements and Annual Reports on Form 10-K, previously filed with the Securities and Exchange Commission, and in the proxy statement relating to the merger when it becomes available.